EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-172233 and 333-174072) of Swisher Hygiene Inc. of our report dated July 6, 2011, on the financial statements of Pro-Clean of Arizona, Inc. as of December 31, 2010, and for the year then ended, in this Current Report on Form 8-K of Swisher Hygiene Inc. filed with the Securities and Exchange Commission on August 18, 2011.
/s/ Scharf Pera & Co., PLLC

Scharf Pera & Co., PLLC
Charlotte, North Carolina
August 18, 2011